UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 14, 2010

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FOURTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 14, 2010, Stonehenge Funding, L.C., (“Stonehenge”) an entity owned and controlled by Christopher Clemente, the Chairman and Chief Executive Officer of Comstock Homebuilding Companies, Inc. (“Comstock” or the “Company”), exercised its right to purchase 855,000 shares of the Company’s Class A common stock for an exercise price of $0.70 per share pursuant to a warrant held by Stonehenge.

The Class A common stock issued to Stonehenge was exempt from registration pursuant to either Regulation D or Section 4(2) of the Securities Act of 1933, as amended. There has been no general solicitation or advertising, the number of recipients of such unregistered shares was limited and Stonehenge is accredited and/or sophisticated.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release by Comstock Homebuilding Companies, Inc. dated September 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2010

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer